Exhibit 5.1

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorneys Responsible for Short Hills Office:

Andrew P. Gilbert
Michael E. Helmer

March 29, 2019

Immunomedics, Inc.

300 The American Road

Morris Plains, New Jersey 07950

Re:                             Immunomedics, Inc., Registration Statement on Form S-3 (File No. 333-225550)

Ladies and Gentlemen:

We have acted as counsel to Immunomedics, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of up to $150,000,000 of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the referenced Registration Statement (the “Registration Statement”) and the prospectus supplement thereto dated March 29, 2019 (the “Prospectus Supplement”), each filed under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus Supplement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, the Amended and Restated Bylaws of the Company and the minutes of meetings the Board of Directors of the Company, as provided to us by the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor as set forth in the Registration Statement and the Prospectus Supplement thereto, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the base prospectus included in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)